EXHIBIT 99.1

Norwegian Cruise Line Holdings Ltd. Requests Response from CDC on Company’s Plan to Restart Cruising from U.S. Ports as Outlined on April 5th

Submits Reminder Letter to CDC on Proposal to Lift Conditional Sailing Order and Resume Cruising from U.S. Ports Starting July 4th

Company Strongly Believes 100% Vaccination of Guests and Crew Combined with Phased-in Launch and Multi-Layered SailSAFETM Health and Safety Program Provide Uniquely Safe and Healthy Environment

Robust, Science-Backed Protocols Extend Well Beyond Those Implemented by Other Reopened Travel, Leisure and Hospitality Sectors

MIAMI, April 15, 2021 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (“Norwegian” or “the Company”) (NYSE: NCLH), a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands, today sent a reminder letter to the U.S. Centers for Disease Control and Prevention (“CDC”) requesting a response to the Company’s previously submitted plan to resume cruise operations from U.S. ports in July. This comprehensive plan includes the Company’s multi-layered SailSAFE Health and Safety Program developed in conjunction with globally recognized experts, including the Healthy Sail Panel (“HSP”), co-chaired by Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration and Governor Mike Leavitt, former Secretary of the U.S. Department of Health and Human Services. The Company’s robust SailSAFE program extends well beyond the protocols of the travel, leisure and hospitality sectors, all of which have already reopened including hotels and resorts, casinos, restaurants, sporting venues, theme parks and airlines.

The Company strongly believes that by requiring mandatory vaccinations for guests and crew on initial voyages, in addition to comprehensive protocols including universal COVID-19 testing, the plan shares in the spirit and exceeds the intent of the CDC’s Conditional Sailing Order (“CSO”) to advance mutual public health goals and protect guests, crew and the communities visited. As such, the Company continues to be optimistic the CDC will agree that this plan eliminates the need for the CSO and therefore, strongly requests the lifting of the order for Norwegian’s vessels, allowing them to cruise from U.S. ports starting July 4.

“Over the past year we have worked tirelessly and invested heavily to create a path to resume cruise operations including enlisting the guidance of the nation’s top scientific and public health experts. We are confident that with our science-backed SailSAFE program, we will offer a uniquely safe and healthy vacation experience which protects our guests, crew and communities we visit,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd. “We strongly believe our proposal submitted to the CDC 10 days ago, which includes mandatory vaccinations for all guests and crew, offers a safe and immediate solution to resume cruising and eliminates the need for the obsolete CSO, which in its current form is impossible to operationalize and more importantly ignores the advancement of vaccines. Our proposal goes well above and beyond the intent of the CSO and would greatly accelerate the path to resume cruising while freeing up the CDC’s valuable time and resources, allowing it to focus on its many other competing public health priorities. I continue to await further discussion with the CDC and I am respectfully requesting a prompt response to my written proposal to recommence cruising in July allowing us to join America’s national reopening.”

The Company’s full letter to the CDC is below:

April 15, 2021

Dr. Rochelle P. Walensky
Director, United States Centers for Disease Control and Prevention
1600 Clifton Road
Atlanta, GA 30329-4027

Re: Our plan to join America’s national opening this summer

Dear Dr. Walensky:

Last Monday, April 5, 2021, I submitted a proposal to you outlining Norwegian Cruise Line Holdings Ltd.’s (“NCLH”) plan to resume cruise operations from U.S. ports this July. Our plan includes our multi-layered SailSAFETM Health and Safety Program developed in conjunction with globally recognized experts, including the blue-ribbon Healthy Sail Panel led by former Secretary of the Department of Health and Human Services Michael Leavitt and former Commissioner of the Food and Drug Administration Dr. Scott Gottlieb.

NCLH shares your view that vaccinations are the primary vehicle for Americans to get back to their everyday lives while containing the spread of the virus. As such, our robust science-backed plan combines mandatory vaccinations for all guests and crew with multiple additional layers of preventative protocols, including universal COVID-19 testing.

The safety and security of our guests, crew and the communities we visit is our number one priority. We recognize that our stringent vaccination requirements will temporarily preclude certain of our key guest demographics from purchasing cruises on our brands, including families with passengers under 15 years of age, but we believe this is the safest and most effective way to cruise in the current public health environment.

It is frustrating, that to date, we have yet to receive even an acknowledgment of this proposal. I do recognize that you have many important public health issues to tend to and was reticent to even write, however, we strongly believe our proposal should be the model for how the travel and hospitality industry operates in a COVID-19 environment. Our industry supports hundreds of thousands of jobs and contributes billions of dollars to this country’s economy and is certainly deserving of your time and attention.

As you know, our industry had a meeting with your office on Monday, and while we appreciate the dialogue, our proposal was not addressed. Going forward, we understand the industry may be having regular meetings with your office but remain concerned that such meetings produce the nonexistent results they have had since last year. While abiding by science and data, as the CDC normally does, you lend a fresh perspective to this issue. Our sincerest hope is that you, and the entire Biden-Harris Administration, allow us to responsibly cruise again.

Accordingly, I respectfully request a prompt response to my written proposal. Americans look forward to cruising once again and we look forward to relaunching our ships on as timely a basis as possible and restoring American jobs.

Sincerely,

Frank Del Rio
President and CEO
Norwegian Cruise Line Holdings Ltd.

CC:
Hon. Xavier Becerra, Secretary of Health and Human Services
Mr. Ronald A. Klain, White House Chief of Staff
Mr. Jeffrey D. Zients, COVID Response Coordinator
Dr. Nathaniel Smith, Deputy Director for Public Health Services and Implementation Services, U.S. Centers for Disease Control and Prevention
Mr. Andrew M. Slavitt, Senior Advisor to the COVID Response Coordinator
Governor Ron DeSantis, State of Florida
Senator Marco Rubio, State of Florida
Senator Rick Scott, State of Florida
Senator Dan Sullivan, State of Alaska
Mayor Daniella Levine Cava, Miami-Dade County
Representative Carlos Gimenez, Florida’s 26th Congressional District
Representative Gus Bilirakis, Florida’s 12th Congressional District
Representative Maria Salazar, Florida’s 27th Congressional District
Representative Ted Deutch, Florida’s 22nd Congressional District
Representative Federica Wilson, Florida’s 24th Congressional District
Representative Debbie Wasserman-Schultz, Florida’s 23rd Congressional District
Representative Mario Díaz-Balart, Florida’s 25th Congressional District

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. With a combined fleet of 28 ships with nearly 60,000 berths, these brands offer itineraries to more than 490 destinations worldwide. The Company has nine additional ships scheduled for delivery through 2027, comprising of approximately 24,000 berths.

About SailSAFE

Norwegian Cruise Line Holdings Ltd. established its SailSAFE health and safety program in response to the unique challenges of the COVID-19 global pandemic to protect guests, crew and communities visited. SailSAFE is a robust and comprehensive health and safety strategy with new and enhanced protocols to create multiple layers of protection against COVID-19. This science-backed plan for a safe and healthy return to cruising was developed in conjunction with a diverse group of globally recognized experts and will be continuously improved and refined using the best available science and technology.

About the Healthy Sail Panel

Norwegian Cruise Line Holdings Ltd. in collaboration with Royal Caribbean Group established the Healthy Sail Panel (“HSP”), a group of 11 leading experts to help inform the cruise industry in the development of new and enhanced cruise health and safety standards in response to the global COVID-19 pandemic. The HSP, co-chaired by Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration and Governor Mike Leavitt, former Secretary of the U.S. Department of Health and Human Services, consists of globally recognized experts from various disciplines, including public health, infectious disease, biosecurity, hospitality and maritime operations. The panel’s work, including detailed recommendations across five key areas of focus, is informing the Company’s health and safety protocols and has been widely shared with the cruise industry and open to any other industry that could benefit from the HSP’s scientific and medical insights.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic and the length of time we can withstand a suspension of voyages, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price; our ability to comply with the CDC’s Framework for Conditional Sailing Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise; our success in reducing operating expenses and capital expenditures and the impact of any such reductions; our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election; trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto; the unavailability of ports of call; future increases in the price of, or major changes or reduction in, commercial airline services; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; any further impairment of our trademarks, trade names or goodwill; breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our expansion into and investments in new markets; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; our reliance on third parties to provide hotel management services for certain ships and certain other services; our inability to keep pace with developments in technology; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact Andrea DeMarco (305) 468-2339 InvestorRelations@nclcorp.com Jessica John (786) 913-2902